As filed with the Securities and Exchange Commission on March 1, 2022
Registration No. 333-253737

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NANOSTRING TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-0094687
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
530 Fairview Avenue North Seattle, Washington 98109 (206) 378-6266 (Address of principal executive offices, including zip code)

2013 Equity Incentive Plan
2013 Employee Stock Purchase Plan
(Full title of the plan)

R. Bradley Gray President and Chief Executive Officer 530 Fairview Avenue North Seattle, Washington 98109 (206) 378-6266 (Name, address and telephone number, including area code, of agent for service)

Copies to:
Patrick J. Schultheis Michael Nordtvedt Bryan D. King Wilson Sonsini Goodrich & Rosati, Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104 (206) 883-2500	Kathryn Surace-Smith Senior Vice President, Human Resources and Legal Affairs 530 Fairview Avenue North Seattle, Washington 98109 (206) 378-6266
    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF CONTENTS

Item 8. Exhibits
Signatures

EXPLANATORY NOTE
The purpose of this Post-Effective Amendment No. 1 to the NanoString Technologies, Inc. (the “Company”) Registration Statement on Form S-8 (File No. 333-253737), filed with the Securities and Exchange Commission on March 1, 2021 (the “Form S-8”), is to correct a typographical error in Exhibit 23.2 to the Form S-8, which incorrectly referred to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 instead of the year ended December 31, 2020 (the “Date Error”). Except as revised to correct the Date Error in Exhibit 23.2 of the Form S-8, this Post-Effective Amendment No. 1 on Form S-8 is identical to the previously filed Form S-8. Corrected Exhibit 23.2 is filed herewith.
This Post-Effective Amendment No. 1 on Form S-8 does not otherwise reflect events, results or developments occurring, or facts that have become known, after the original filing of the Form S-8. No additional securities are to be registered, and registration fees were paid upon filing of the original Form S-8.

Item 8.	Exhibits

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen Common Stock Certificate of the Registrant.	S-1/A	333-188704	4.1	June 13, 2013
4.2	2013 Equity Incentive Plan.	S-1/A	333-188704	10.5	June 13, 2013
4.3	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.6	June 13, 2013
4.4	Form of Notice of Restricted Stock Grant and Restricted Stock Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.7	June 13, 2013
4.5	Form of Notice of Restricted Stock Unit Grant and Restricted Stock Unit Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.8	June 13, 2013
4.6	Form of Notice of Performance Stock Unit Grant and Performance Stock Unit Agreements under the 2013 Equity Incentive Plan	10-K	001-35980	10.9	March 2, 2020
4.7	2013 Employee Stock Purchase Plan.	S-1/A	333-188704	10.9	June 13, 2013
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.	S-8	333-253737	5.1	March 1, 2021
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.	S-8	333-253737	23.1	March 1, 2021
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).	S-8	333-253737	23.3	March 1, 2021
24.1	Power of Attorney (contained on signature page hereto).	S-8	333-253737	24.1	March 1, 2021

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 1, 2022.

NANOSTRING TECHNOLOGIES, INC.

By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer
    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ R. Bradley Gray	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2022
R. Bradley Gray

/s/ K. Thomas Bailey	Chief Financial Officer (Principal Accounting and Financial Officer)	March 1, 2022
K. Thomas Bailey

*	Chairman of the Board of Directors	March 1, 2022
William D. Young

*	Director	March 1, 2022
Elisha W. Finney

*	Director	March 1, 2022
Robert M. Hershberg

*	Director	March 1, 2022
Don R. Kania

*	Director	March 1, 2022
Kirk D. Malloy

*	Director	March 1, 2022
Gregory Norden

*	Director	March 1, 2022
Chad P. Waite

/s/ Dana Rollison	Director	March 1, 2022
Dana Rollison

/s/ Janet George	Director	March 1, 2022
Janet George

*By: /s/ K. Thomas Bailey
K. Thomas Bailey
Attorney-in-Fact